Exhibit 99.1

Contact:
Richard Fish
Chief Financial Officer
720-479-3538
rich.fish@wowinc.com

WOW! ANNOUNCES RESULTS FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2015

ENGLEWOOD, CO — (November 12, 2015) - WOW! Internet, Cable & Phone (“WOW!”), a leading, fully-integrated provider of residential and commercial high-speed data, video and telephony services to customers in the United States, announced today financial and operating results for the third quarter ended September 30, 2015.

Financial & Operating Highlights (1)

For the third quarter ended September 30, 2015, WOW! reported Total Revenue of $297.7 million and Adjusted EBITDA of $109.6 million representing (i) a year-over-year decrease in Total Revenue of $4.3 million (or 1.4%) and an increase in Adjusted EBITDA of $9.1 million (or 9.1%) over the Pro Forma Total Revenue and Pro Forma Adjusted EBITDA for the third quarter ended September 30, 2014, respectively. The Pro Forma adjustments give effect to the sale of our South Dakota systems on September 30, 2014, as if the transaction had occurred at the beginning of the respective periods presented.

On an LTM basis, Total Revenue for the twelve month period ended September 30, 2015 was $1.225 billion, a year-over-year increase of $35.5 million (or 3.0%) from the Pro Forma twelve month period ended September 30, 2014. Adjusted EBITDA for the twelve month period ended September 30, 2015 was $439.7 million, a year-over-year increase of $34.1 million (or 8.4%) from the Pro Forma twelve month period ended September 30, 2014.

Conference Call

WOW! will host a conference call on Friday, November 13, 2015 at 10:00 a.m. Eastern to discuss the operating and financial results contained in this press release.  Conference call information is as follows:

Call Date:	Friday, November 13, 2015	Call Time:	10:00 a.m. Eastern
Dial In:	(877) 541-5069	Intn’l Dial In:	(443) 842-7607
Conf. ID:	71190090

A recording of the conference call will be available approximately two hours after the completion of the call until December 13, 2015.  Dial in # for this replay is (855) 859-2056. Additionally, a copy of the transcript will be available approximately forty-eight hours after the call, at www.wowway.com\investor-relations.

About WOW!

WOW! is one of the nation’s leading providers of high-speed Data, cable TV, and phone serving communities in the U.S.  Our operating philosophy is to deliver an employee and customer experience that lives up to its name.  WOW! is privately owned and controlled by Avista Capital Partners.  For more information, please visit www.wowway.com.

(1)         Refer to “Definitions of Non-GAAP Financial Measures and Operating Metrics”, “Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures”, and “Unaudited Pro Forma Condensed Combined Financial, Operating & Customer Information” in this Earnings Release for definitions and information related to Adjusted EBITDA and Pro Forma financial, operating and customer information.

WideOpenWest Finance, LLC

Condensed Consolidated Statements of Operations (Unaudited)

($ in millions)

	Three months ended
	September 30,
	2015	2014
Revenue
Residential subscription	$240.4	$263.7
Commercial subscription	25.3	24.7
Total subscription revenue	$265.7	$288.4
Other commercial services	6.3	6.6
Other	25.7	28.2
Total Revenue	$297.7	$323.2

Costs and expenses:
Operating (excluding depreciation & amortization)	$164.5	$188.8
Selling, general and administrative	28.4	33.4
Depreciation and amortization	55.9	64.0
Management fee to related party	0.4	0.4
	$249.2	$286.6

Income from operations	$48.5	$36.6
Other income (expense):
Interest expense	(55.3)	(60.0)
Realized and unrealized gain (loss) on derivative instruments, net	1.2	1.3
Gain on sale of assets	—	52.6
Other (expense) income, net	(0.7)	2.4
Income Tax (expense) benefit	(0.8)	(1.2)
Net loss	$(7.1)	$31.7

The unaudited condensed consolidated statements of operations above and the information in this release should be read in conjunction with our Form 10-K for the year ended December 31, 2014 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 27, 2015.  For ease of use, references in this release to “WOW! Internet, Cable & Phone” or “WOW!” mean WideOpenWest Finance, LLC and its consolidated subsidiaries.

The unaudited condensed consolidated statements of operations above for the three months ended September 30, 2014 include the results of operations for South Dakota (“South Dakota”) which were sold on September 30, 2014.  See “Unaudited Pro Forma Condensed Combined Financial, Operating & Customer Information” below for a presentation of unaudited information for the quarter ended September 30, 2014 giving effect to the sale of South Dakota on September 30, 2014 as if such transaction had been completed at the beginning of the respective periods presented herein.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, are forward-looking statements.  Forward-looking statements are not guarantees of future performance and we caution you not to place undue reliance on such statements.  Forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or the negative of these words, or other similar words or terms.  The forward-looking statements included in this release are made as of the date hereof.  You should review our filings with the SEC, including the section titled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2014 as filed with the SEC on March 27, 2015.  Actual results may differ materially from those expected because of various risks and uncertainties, many of which are beyond our control.  Except as required by law, we assume no obligation to publicly update any forward-looking statement, even if new information becomes available in the future.

Definitions of Non-GAAP Financial Measures and Operating Metrics

We have included certain non-GAAP financial measures in this release including Adjusted EBITDA and Pro Forma Adjusted EBITDA.  We believe that these non-GAAP measures enhance an investor’s understanding of our financial performance.  We believe that these non-GAAP measures are useful financial metrics to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business.  We believe that these non-GAAP measures provide investors with useful information for assessing the comparability between periods of our ability to generate cash from operations sufficient to pay taxes, to service debt and to undertake capital expenditures.  We use these non-GAAP measures for business planning purposes and in measuring our performance relative to that of our competitors.  We believe these non-GAAP measures are measures commonly used by investors to evaluate our performance and that of our competitors.

Adjusted EBITDA is defined by WOW! as net income (loss) before net interest expense, income taxes, depreciation and amortization (including impairments), gains (losses) realized and unrealized on derivative instruments, management fees to related party, the write-up or write-off/disposal of any asset, debt modification expenses, loss on extinguishment of debt, integration and restructuring expenses and all non-cash charges and expenses (including equity based compensation expense) and certain other income and expenses, as further defined in our credit facilities.  Adjusted EBITDA is not a presentation made in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and our use of the term Adjusted EBITDA varies from others in our industry.  Adjusted EBITDA should not be considered as an alternative to net income (loss), operating income or any other performance measures derived in accordance with GAAP as measures of operating performance or operating cash flows, or as measures of liquidity.

Adjusted EBITDA has important limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.  For example, Adjusted EBITDA:

•                  excludes certain tax payments that may represent a reduction in cash available to us;

•                  does not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;

•                  does not reflect changes in, or cash requirements for, our working capital needs; and

•                  does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt.

See “Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures” and the accompanying tables below for reconciliations of Adjusted EBITDA to our net income (loss), which is the most directly comparable GAAP financial measure.

Furthermore, Adjusted EBITDA in this release is sometimes presented on a Pro Forma basis, giving effect to the sale of South Dakota on September 30, 2014 as if such transaction had been completed at the beginning of the respective periods presented (see “Unaudited Pro Forma Condensed Combined Financial, Operating & Customer Information” below for a complete discussion).

In addition, we use the following operating and customer metrics in this release:

•                  Homes Passed — We report homes passed as the number of residential units, such as single residence homes, apartments and condominium units, passed by our broadband network and listed in our database excluding those we believe are covered by exclusive arrangements with other providers of competing services.

•                  Total Customers and RGUs — Because we deliver multiple services to our customers, we report the total number of customers (“Total Customers”) as those who subscribe to at least one of our high-speed data (“HSD”), video (“Video”) or telephony (“Telephony”) services without regard to which or how many of those services they subscribe.  We report Video subscribers as the number of basic cable subscribers and do not include customers who only subscribe to HSD or Telephony services in this total.  We define total Revenue Generating Units (“RGU’s”) as the sum of HSD subscribers, Video subscribers and Telephony subscribers.

Subscriber information for acquired entities is preliminary and subject to adjustment until we have completed our review of such information and determined that it is presented in accordance with our policies.

Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures

The following table provides an unaudited reconciliation of our net income (loss) to Adjusted EBITDA for the respective quarters ended and for the twelve month period ended September 30, 2015:

WideOpenWest Finance, LLC

Reconciliation of GAAP Measures to Non-GAAP Measures (Unaudited)

($ in millions)

	Three Months Ended					LTM
	Sept. 30, 2014	Dec. 31, 2014	Mar. 31, 2015	June 30, 2015	Sept 30, 2015	Sept 30, 2015
Net income (loss)	$31.7	$(26.8)	$(6.6)	$(27.5)	$(7.1)	$(68.0)
Depreciation and amortization	64.0	57.2	54.8	55.5	55.9	223.4
Management fee to related party	0.4	0.4	0.4	0.6	0.4	1.8
Interest expense	60.0	59.8	58.9	57.1	55.3	231.1
Unrealized gain on derivative instruments, net	(1.3)	(1.0)	(2.0)	(1.1)	(1.2)	(5.3)
(Gain) Loss on sale of assets	(52.6)	(0.3)	—	—	—	(0.3)
Loss on extinguishment of debt	—	—	—	22.9	—	22.9
Non-recurring prof. fees, M&A integration and restr. exp.	8.9	19.8	3.5	4.2	4.8	32.3
Other expense (income), net	(2.4)	(0.9)	(0.2)	—	0.7	(0.4)
Income tax (benefit) expense	1.2	(0.5)	0.9	1.0	0.8	2.2
Adjusted EBITDA(1)	$109.9	$107.7	$109.7	$112.7	$109.6	$439.7

(1)         See “Unaudited Pro Forma Condensed Combined Financial, Operating & Customer Information” below for a reconciliation of Adjusted EBITDA to Pro Forma Adjusted EBITDA for the respective quarters ended giving effect to the sale of South Dakota (“South Dakota”) on September 30, 2014 as if such transaction had been completed at the beginning of the respective periods presented herein.

Unaudited Pro Forma Condensed Combined Financial, Operating & Customer Information

The unaudited pro forma condensed combined financial, operating and customer information for the respective periods presented herein has been prepared giving effect to the sale of South Dakota (“South Dakota”) on September 30, 2014 as if such transaction had been completed at the beginning of the respective periods presented herein by applying pro forma adjustments to the individual historical unaudited condensed consolidated financial statements and operating and customer information of South Dakota.

Accordingly, the unaudited pro forma condensed combined financial, operating and customer information presented herein, excludes the unaudited financial results, operating and customer information for South Dakota for the period from July 1, 2014 to September 30, 2014.

The historical consolidated financial, operating and customer information has been adjusted to give effect to pro forma events that are (1) directly attributable to such transactions, (2) factually supportable and (3) expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial, operating and customer information is for informational purposes only and does not represent what our results of operations, operating and customer information would have been if the transaction had occurred at any date, nor does such information project the results of operations for any future period.  The unaudited pro forma condensed combined statements of operations do not reflect non-recurring charges that have been incurred in connection with the transaction, including any related financing fees, legal fees, broker fees and accounting fees.

The following table provides an unaudited reconciliation of our Total Revenue to Pro Forma Total Revenue, Adjusted EBITDA to Pro Forma Adjusted EBITDA and Capital Expenditures to Pro Forma Capital Expenditures for the respective quarters ended September 30, 2015:

WideOpenWest Finance, LLC

Pro Forma Condensed Combined Financial Information (Unaudited)

($ in millions)

	Three months ended
	Pro Forma
	Sept. 30,	Dec. 31,	Mar. 31,	June 30,	Sept 30,
	2014	2014	2015	2015	2015
Total Revenue	$323.2	$309.2	$312.3	$305.8	$297.7
Pro Forma Adjustments:
South Dakota	(21.2)	—	—	—	—
Pro Forma Total Revenue	$302.0	$309.2	$312.3	$305.8	$297.7

Adjusted EBITDA	$109.9	$107.7	$109.7	$112.7	$109.6
Pro Forma Adjustments:
South Dakota	(9.4)	—	—	—	—
Pro Forma Adjusted EBITDA	$100.5	$107.7	$109.7	$112.7	$109.6

WideOpenWest Finance, LLC

Pro Forma Condensed Combined Financial Information (Unaudited)

(continued)

($ in millions)

	Three months ended
	Pro Forma
	Sept. 30,	Dec. 31,	Mar. 31,	June 30,	Sept 30,
	2014	2014	2015	2015	2015

Capital expenditures	$66.30	$66.70	$55.60	$54.70	$64.50
Pro Forma Adjustments:
South Dakota	(3.1)	—	—	—	—
Pro Forma Capital expenditures	$63.20	$66.70	$55.60	$54.70	$64.50

The unaudited pro forma condensed combined financial information presented above should be read in conjunction with the information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the consolidated financial statements and the accompanying notes appearing in our Annual Report on Form 10-K for the year ended December 31, 2014 as filed with the SEC on March 27, 2015.

The following table provides an unaudited reconciliation of our reported operating, total customer, subscriber and Total RGU data to Pro Forma operating, total customer, subscriber and RGU data as of September 30, 2015:

	Pro Forma
	Jun 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun 30,	Sep 30,
	2014	2014	2014	2015	2015	2015

Reported Homes Passed	3,114,000	2,978,000	2,985,000	2,988,600	2,993,100	2,997,200
Pro Forma Adjustments:
South Dakota	(142,000)	—	—	—	—	—
Pro Forma Homes Passed	2,972,000	2,978,000	2,985,000	2,988,600	2,993,100	2,997,200

Reported Total Customers	867,800	816,000	809,100	799,200	787,100	781,700
Pro Forma Adjustments:
South Dakota	(52,300)	—	—	—	—	—
Pro Forma Total Customers	815,500	816,000	809,100	799,200	787,100	781,700

Reported HSD Subscribers	769,600	729,700	727,800	722,000	713,100	712,300
Pro Forma Adjustments:
South Dakota	(44,100)	—	—	—	—	—
Pro Forma HSD Subscribers	725,500	729,700	727,800	722,000	713,100	712,300

Reported Video Subscribers	699,000	653,800	634,700	606,500	582,700	564,500
Pro Forma Adjustments:
South Dakota	(33,700)	—	—	—	—	—
Pro Forma Video Subscribers	665,300	653,800	634,700	606,500	582,700	564,500

Reported Telephony Subscribers	416,200	373,900	359,400	339,600	324,500	310,600
Pro Forma Adjustments:
South Dakota	(31,500)	—	—	—	—	—
Pro Forma Telephony Subscribers	384,700	373,900	359,400	339,600	324,500	310,600

Reported Total RGUs	1,884,800	1,757,500	1,721,900	1,668,100	1,620,300	1,587,400
Pro Forma Adjustments:
South Dakota	(109,300)	—	—	—	—	—
Pro Forma Total RGUs	1,775,500	1,757,500	1,721,900	1,668,100	1,620,300	1,587,400